Exhibit 99.1

May 15, 2014

Paycom Software Reports 34.1% Revenue Growth in the First Quarter 2014

Record Annualized New Recurring Revenue and New Office Launches

•	Record quarterly revenue of $37.0 million, up 34.1% year-over-year

•	Record First Quarter Annualized New Recurring Revenue of $12.6 million

•	Opened a record five new sales offices in Q1

OKLAHOMA CITY—(BUSINESS WIRE)— Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of a comprehensive cloud-based human capital management software solution, today announced its financial results for the quarter ended March 31, 2014.

“We are pleased to report strong financial results in our initial quarterly release as a public company,” said Chad Richison, President and Chief Executive Officer of Paycom. “Our first quarter results were highlighted by a 34.1% increase in total revenue, with adjusted EBITDA for the first quarter comprising 17.7% of total revenues. We invested heavily for future growth by launching a major new application and several application enhancements. We also opened a record five new sales offices in the first quarter, representing more than we added in any single previous year.”

Financial Highlights for the First Quarter of 2014

Total Revenues of $37.0 million increased 34.1% compared to $27.6 million in the same period last year. Recurring revenue of $36.5 million also increased 34.0% from the comparable prior year period, and was 98.6% of total revenues.

Adjusted EBITDA1 was $6.6 million, compared to $8.2 million in the same period last year.

Net Income was $1.1 million, or $0.02 per diluted share, compared to $2.6 million, or $0.05 per diluted share in the same period last year. Non-GAAP net income1 was $1.6 million, or $0.03 per diluted share, compared to $2.4 million, or $0.05 per diluted share, in the same period last year.

Annualized New Recurring Revenue (“ANRR”) of $12.6 million, up from $9.6 million for the same period last year.

Cash and Cash Equivalents were $13.1 million as of March 31, 2014.

Total Debt was $86.3 million as of March 31, 2014. Paycom used net proceeds from its IPO and existing cash in April to retire $65.0 million of outstanding debt.

[1]	Adjusted EBITDA and non-GAAP net income, are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliations at the end of this release.

Business Highlights for the First Quarter of 2014

Total Sales Teams and Offices expanded to 31 sales teams with five new sales offices in Baltimore, Indianapolis, Philadelphia, Portland and Silicon Valley. Paycom currently has a sales office in 25 of the 50 largest Metropolitan Statistical Areas (MSAs) in the United States.

Application Launches included Paycom Survey, a tool that allows employers to quickly create, distribute and analyze online employee surveys. Employers are able to increase retention and reduce turnover by measuring employee satisfaction.

Initial Public Offering – On April 21, 2014, Paycom successfully completed an initial public offering of 6,645,000 shares, including 4,606,882 primary shares that generated net proceeds of $64.3 million to Paycom. In concurrence with the IPO, the Company retired $65.0 million of outstanding debt.

“Our recent IPO was a significant milestone for Paycom and served to further increase our market and brand awareness, while also providing us with capital flexibility to execute our strategic growth initiatives,” continued Mr. Richison. “While we are very proud of the success that we have built thus far with Paycom, we are even more excited by our growth trajectory as we enter this next stage in our life cycle. We will continue to invest in deepening our technology solutions across the HCM suite, and expand our national sales footprint into the significant ‘whitespace’ opportunity that remains untapped. I believe we are well-positioned to sustain and build upon the positive business momentum we have well into the future.”

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending June 30, 2014, and year ending December 31, 2014:

Second Quarter 2014

•	Total Revenues in the range of $31.0 million to $32.0 million.

•	Adjusted EBITDA in the range of $4.0 million to $5.0 million.

Fiscal Year 2014

•	Total Revenues in the range of $139.0 million to $142.0 million.

•	Adjusted EBITDA in the range of $19.0 million to $22.0 million.

We have not reconciled the Adjusted EBITDA range for the quarter ending June 30, 2014 or the year ending December 31, 2014 to net income because applicable information for future periods, on which this reconciliation is based, is not readily available because of uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense and taxes. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income are not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA and non-GAAP net income. We use earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and non-GAAP net income, as supplemental measures to review and assess our performance and planning purposes. We define: (i) EBITDA as net income, plus interest expense, taxes and depreciation and amortization, (ii) Adjusted EBITDA as net income, plus interest expense, taxes, depreciation and amortization, stock-based compensation expense and certain transaction expenses that are not core to our operations and (iii) non-GAAP net income as pro forma net income plus tax adjusted stock-based compensation expense and certain tax adjusted transaction expenses that are not core to our operations. EBITDA, Adjusted EBITDA and non-GAAP net income are metrics that we believe are useful to investors in evaluating our performance and facilitating comparison with other peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP.

EBITDA, Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP, and should not be considered a substitute for net income or pro forma net income, as applicable, which we consider to be the most directly comparable GAAP measures. EBITDA, Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider EBITDA, Adjusted EBITDA and non-GAAP net income in isolation, or as a substitute for “Net income,” “Pro forma net income” or other Condensed Consolidated Statements of Income Data prepared in accordance with GAAP. EBITDA, Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, May 15, 2014 at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial (888) 317-6016 (domestic) or (412) 317-6016 (international) with conference ID 10045238. A live webcast, as well as the replay of the conference call will be available on the Investor Relations page of the company’s website at http://investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until May 30, 2014.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom serves businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Paycom’s actual results to differ materially from those stated or implied by such forward-looking statements, as a result of various risks and uncertainties including: changes in the demand for our solution, pricing changes and the impact of competition; changes in technology; our ability to attract, hire and retain skilled employees; our ability to attract and retain clients and increase the number of applications utilized by our clients; our ability to develop and market new applications, improve our existing applications and increase the value of our solution; our ability to maintain our revenue and revenue growth rate; the sufficiency of our cash and cash equivalents and cash generated from operations to meet our working capital and capital expenditure requirements; changes in laws regulating payroll taxes and employee benefits; the possibility of a security breach that disrupts operations or exposes client confidential data; and potentially unfavorable outcomes related to pending legal matters.

Other factors that may cause such differences include, but are not limited to, those discussed in our periodic filings with the Securities and Exchange Commission, including those discussed in the prospectus filed with the Securities and Exchange Commission on April 15, 2014, and in particular the section entitled “Risk Factors” of the prospectus. Paycom undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

Paycom Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$13,125	$13,362
Restricted cash	369	369
Accounts receivable	737	1,705
Prepaid expenses	3,769	2,133
Inventory	452	578
Income tax receivable	—	150
Deferred tax assets	3,281	3,672

Current assets before funds held for clients	21,733	21,969
Funds held for clients	409,218	455,779

Total current assets	430,951	477,748
Property, plant and equipment, net of accumulated depreciation of $12.9 million and $11.5 million, respectively	42,514	38,671
Deposits and other assets	571	461
Goodwill	51,889	51,889
Intangible assets, net of accumulated amortization of $10.9 million and $10.5 million, respectively	6,306	6,709

Total assets	$532,231	$575,478

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,310	$5,020
Income tax payable	239	—
Accrued commissions and bonuses	985	3,598
Accrued payroll and vacation	2,176	3,087
Deferred revenue	1,967	1,582
Current portion of long-term debt	13,941	9,545
Accrued expenses and other current liabilities	6,433	4,372

Current liabilities before client funds obligation	29,051	27,204
Client funds obligation	409,218	455,779

Total current liabilities	438,269	482,983

Deferred tax liabilities	3,081	2,895
Long-term deferred revenue	11,979	10,990
Long-term debt, less current portion	11,435	11,545
Long-term debt to related parties	60,941	60,875
Derivative liability	472	1,107

Total long-term liabilities	87,908	87,412

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 authorized, 45,726,857 and 44,560,048 issued and outstanding at March 31, 2014 and December 31, 2013, respectively)	457	446
Additional paid in capital	4,537	33,989
Retained earnings (accumulated deficit)	1,060	(29,349)

Total parent’s stockholders’ equity	6,054	5,086

Noncontrolling interest	—	(3)

Total stockholders’ equity	6,054	5,083

Total liabilities and stockholders’ equity	$532,231	$575,478

Paycom Software, Inc.

Condensed Consolidated Statements of Income

(in thousands, except share amounts)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues
Recurring	$36,454	$27,204
Implementation and other	531	373

Total revenues	36,985	27,577

Cost of revenues
Operating expenses	6,292	4,434
Depreciation	630	411

Total cost of revenues	6,922	4,845

Administrative expenses
Sales and marketing	15,681	9,858
Research and development	882	455
General and administrative	9,268	5,996
Depreciation and amortization	1,091	884

Total administrative expenses	26,922	17,193

Total operating expenses	33,844	22,038

Operating income	3,141	5,539
Interest expense	(2,067)	(2,274)
Other income, net	769	611

Income before income taxes	1,843	3,876
Provision for income taxes	783	1,241

Net income	1,060	2,635
Net income attributable to the noncontrolling interest	—	19

Net income attributable to the Company	$1,060	$2,616

Pro forma income before income taxes	$1,843	$3,876
Pro forma income tax expense	783	1,818

Pro forma net income	$1,060	$2,058

Net income per share, basic	$0.02	$0.06
Net income per share, diluted	$0.02	$0.05

Pro forma net income per share, basic	$0.02	$0.05
Pro forma net income per share, diluted	$0.02	$0.04

Weighted average shares outstanding:
Basic	45,721,584	44,857,788

Diluted	48,371,169	47,918,011

Pro Forma weighted average shares outstanding:
Basic	45,721,584	44,857,788

Diluted	48,371,169	47,918,011

Stock-based compensation included in the above line items.

Paycom Software, Inc.

Breakout of Stock-based Compensation Expense

(in thousands)

	Three Months Ended March 31,
	2014	2013
Stock-based compensation expense:
Operating expenses	$4	$204
Sales and marketing	3	23
Research and development	2	323
General and administrative	84	172

	$93	$722

Paycom Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, except share amounts)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net income	$1,060	$2,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,721	1,295
Amortization of debt discount	64	57
Amortization of debt issuance costs	6	—
Stock-based compensation	93	722
Change in fair value of derivative liability	(635)	(346)
Changes in operating assets and liabilities:
Accounts receivable	968	147
Prepaid expenses	(725)	(691)
Inventory	126	(30)
Deposits and other assets	(110)	(16)
Income tax receivable	150	—
Deferred tax assets	391	1,241
Deferred tax liabilities	186	—
Income tax payable	239	—
Accounts payable	(1,710)	(411)
Accrued commissions and bonuses	(2,613)	(1,401)
Accrued payroll and vacation	(911)	(678)
Deferred revenue	1,370	650
Accrued expenses and other liabilities	2,061	1,350

Net cash provided by operating activities	1,731	4,524

Investing activities
Decrease (increase) in funds held for clients	46,561	(26,030)
Additions to property, plant and equipment	(5,160)	(1,227)

Net cash provided by (used in) investing activities	41,401	(27,257)

Financing activities
Proceeds from issuance of long-term debt	4,391	—
Payments on long-term debt	(105)	(100)
(Decrease) increase in client funds obligation	(46,561)	26,030
Incentive stock redeemed	—	(1,008)
Payments of deferred offering costs	(911)	—
Capital impact of reorganization	(183)	—
Distributions paid to members	—	1,603

Net cash (used in) provided by financing activities	(43,369)	26,525

Change in cash and cash equivalents	(237)	3,792
Cash and cash equivalents
Beginning of period	13,362	13,435

End of period	$13,125	$17,227

Paycom Software, Inc.

Reconciliation of Net income to EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2014	2013
Consolidated statements of income data:
Net income	$1,060	$2,635
Interest expense	2,067	2,274
Taxes	783	1,241
Depreciation and amortization	1,721	1,295

EBITDA	5,631	7,445
Stock-based compensation expense	93	722
Transaction expenses	840	—

Adjusted EBITDA	$6,564	$8,167

Paycom Software, Inc.

Reconciliation of Pro forma net income to Non-GAAP net income

(in thousands, expect per share amounts)

	Three Months Ended March 31,
	2014	2013
Consolidated statements of income data:
Pro forma net income	1,060	2,058
Tax adjusted stock-based compensation expense	53	383
Tax adjusted transaction expenses	483	—

Non-GAAP net income	$1,596	$2,441

Non-GAAP net income per share, basic	$0.03	$0.05
Non-GAAP net income per share, diluted	$0.03	$0.05

Pro Forma weighted average shares outstanding:
Basic	45,721,584	44,857,788
Diluted	48,371,169	47,918,011

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

Kathy.Oden-Hall@paycom.com

or

Investor Relations Contact:

855-603-1620

investors@paycom.com

Source: Paycom Software, Inc.